Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

TerrAscend Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Fee Rate	Amount of registration fee
Equity	Common Shares, no par value	Other (2)	18,444,230 (3)	$5.31(2)	$97,936,064.88	0.0000927	$9,078.67
Equity	Common Shares, no par value	Other (4)	12,854,695 (5)	$4.83(4)	$62,058,576.44	0.0000927	$5,752.83
Total Offering Amounts:			31,298,925		$159,994,641.32		$14,831.50
Total Fee Offsets:							---
Net Fee Due:							$14,831.50

(1)	Upon a recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction in the future during the effectiveness of this Registration Statement and involving common shares of TerrAscend Corp. (the “Registrant”), the number of shares registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low price per share of the Registrant's common shares on the Canadian Stock Exchange on January 31, 2022.

(3)

Represents the number of the Registrant's common shares available for issuance under the TerrAscend Corp. Stock Option Plan and TerrAscend Corp. Share Unit Plan, other than shares issuable upon the exercise of outstanding stock options granted under the TerrAscend Corp. Stock Option Plan.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the weighted-average exercise price of outstanding stock options granted under the TerrAscend Corp. Stock Option Plan.

(5)	Represents the number of the Registrant's common shares issuable upon the exercise of outstanding stock options granted under the TerrAscend Corp. Stock Option Plan.